                                                      Exhibit 23







                  Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 7, 1997 with respect to the consolidated financial statements and schedules of IDS Life Insurance Company included in Post-Effective Amendment No. 9 to the Registration Statement (Form S-1, No. 33-28976) and related Prospectus of IDS Life Account MGA for the registration of market value adjusted annuity interests to be offered by IDS Life Insurance Company.


Minneapolis, Minnesota
April 2, 1997